UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

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☐	Preliminary proxy statement

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☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to §240.14a-12

AMERICAN POWER CONVERSION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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The following is a transcript from a video presentation given by Robert J. Johnson, President and Chief Executive Officer of American Power Conversion Corporation (APC) to employees of MGE UPS Systems, a Schneider Electric business.

Hello, my name is Rob Johnson. I am the president and CEO of APC. Two weeks ago, your company, Schneider Electric, and APC announced that we would be merging. It is a very exciting journey we are embarking on at APC, one that we are thrilled about taking with Schneider and with MGE.

I want you to know that the APC team and I are delighted to be joining with you. I’ve spoken in depth with your CEO, Claude, and we both are excited to work along side each other. During my more than 15 years in the UPS industry I’ve gained a great deal of respect for the many competitors in our business, in particular for MGE.

Our two companies know much about each other. Both MGE and APC have been pioneers in innovation and bring a team of global employees with high energy and commitment to our business. But we are about to begin a journey through which we will get to know each other extremely well and ultimately realize the tremendous future that together our two companies are entitled to.

Core Values

Already I’ve learned a great deal about the spirit of MGE and Schneider that I did not know before. Over the past few weeks, I’ve learned that APC, Schneider and MGE share many of the same core values – a focus on the customer, a dedication to innovation, a strong global perspective and, most importantly, that we both place an extremely high value on our people. As we become more familiar with each other I trust these similarities will become evident to the entire MGE and APC teams, making us stronger—together.

Learning About APC

Let me share with you a little more about APC. I know I may be biased, but I think we have a terrific company and wonderful group of people. APC’s annual revenue will be over two billion dollars this year; we employ approximately eighty-five hundred people worldwide; we manufacture and market products for the consumer to the largest enterprise customers; and we sell through diverse and extensive channel and partner networks. In addition to enhancing our established single-phase UPS line, our recent initiatives target incremental areas, including audio visual and data center applications.

In the data center, we have an innovative architecture, InfraStruXure®, which I hope you have heard about and respect. Through this architecture in particular we have expanded our focus beyond power, incorporating the essential elements of physical infrastructure such as cooling, management, racks and services. Combined with Schneider Electric and MGE products, your strength in services and relationships with important decision makers, like engineering and consulting firms, facility managers and your strength with your manufacturer representative channel, our expanded solution will provide customers with a very appealing portfolio.

Two Fantastic Teams

During this time, I realize there is also much uncertainty. This is true for APC and for MGE. No one knows exactly what will happen, and we don’t have all the answers. But together our companies will find the answers, and will bring together two fantastic teams of employees focused on the customer - with strengths across geographies, across channels, across product platforms and across our customers. Schneider’s commitment to the industry is evident in the value they placed on APC and just a few years ago the value they placed on MGE.

I hope that we will soon meet in person, but until that time I give you advice similar to that of Jean-Pascal – stay focused on the customer, stay focused on the business and stay hungry.

Thank you.

Additional Information Relating to the Merger and Where to Find It

APC has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the proposed transaction. Investors are urged to read the preliminary proxy statement, which contains important information. The preliminary proxy statement and other documents filed by APC with the SEC are available free of charge at the SEC’s website (www.sec.gov), APC’s website (www.apcc.com) or from APC directly by making a request to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, Attention: Investor Relations (telephone 401-789-5735).

APC, Schneider and their respective directors, executive officers and other employees may be deemed to be participating in the solicitation of proxies from APC shareholders in connection with the approval of the proposed transaction. Information about APC’s directors and executive officers is available in APC’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Information about Schneider’s directors and executive officers is available from its 2005 Annual Report, which can be obtained for free from its website at www.schneider-electric.com, and also are available in a Schedule 13D that was filed by Schneider with the SEC on November 6, 2006. Additional information about the interests of potential participants are included in the preliminary proxy statement APC filed with the SEC.

Safe Harbor Provision

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this document that do not describe historical facts, such as statements concerning APC’s future plans or prospects are forward-looking statements. All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. While not exhaustive, the factors that could cause actual results to differ include the following: The ability of APC and Schneider to gain regulatory and shareholder approval for the proposed merger and otherwise successfully complete the transaction; APC’s ability to achieve expected growth, savings and other benefits and synergies expected to be achieved as a result of the merger; potential disruption in business or relationships with customers, vendors, partners and employees as a result of the merger; the pervasive and intensifying competition in all markets where we operate; prolonged adverse economic and employment conditions in the markets we serve; changes in available technology that make our existing technology obsolete or expensive to upgrade; the availability and cost of capital; the impact of any industry consolidation; the outcome of pending or threatened complaints and litigation and the risks described from time to time in APC’s filings with the Securities and Exchange Commission. APC disclaims any obligation to update or revise statements contained in this document based on new information or otherwise.